Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal Year 2025 Financial Results and Provides Business Update

Subsidiary, Citius Oncology, launches cancer immunotherapy, LYMPHIR™, in the U.S. in December 2025

CRANFORD, N.J., December 23, 2025 -- Citius Pharmaceuticals, Inc. (“Citius Pharma” or the “Company”) (Nasdaq: CTXR), a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today reported business and financial results for the fiscal year ended September 30, 2025.

“2025 was a pivotal year for Citius as we successfully launched LYMPHIR following its FDA approval, marking the first new systemic therapy for cutaneous T-cell lymphoma (CTCL) patients since 2018. This milestone reflects our ability to execute and our commitment to delivering impactful treatments for patients with limited options,” said Leonard Mazur, Chairman and CEO of Citius Pharma. “With LYMPHIR commercially available as of December 2025, we are focused on its successful launch and adoption in 2026, with even greater opportunities ahead to drive value for patients and shareholders. We are actively engaging with the FDA to advance Mino-Lok, exploring additional indications and markets for LYMPHIR, and working diligently to strengthen our financial and operational foundation to support sustained growth. We look forward to reporting on our continued progress in the coming months.”

Fiscal Year 2025 Business Highlights and Subsequent Developments

●	Citius Pharma subsidiary, Citius Oncology (Nasdaq: CTOR), launched LYMPHIR™ (denileukin diftitox-cxdl), a novel IL-2 receptor-directed immunotherapy, in the U.S. in December 2025 for the treatment of adult patients with relapsed or refractory Stage I-III CTCL after at least one prior systemic therapy;

●	Citius Pharma drove commercial preparations for LYMPHIR’s launch through its shared management services agreement with Citius Oncology:

-	Executed service agreements with the three leading U.S. pharmaceutical wholesalers to distribute LYMPHIR throughout the U.S.;

-	Secured access to LYMPHIR in 19 international markets through regional distribution partners via named patient programs (NPPs), which allows access to LYMPHIR where permitted by local law without constituting commercial approval outside the U.S.;

-	Ensured production and sufficient supply of LYMPHIR for up to 18 months of estimated commercial demand;

-	Secured inclusion of LYMPHIR in the National Comprehensive Cancer Network (NCCN) guidelines and compendia with a Category 2A recommendation, and a unique, permanent Healthcare Common Procedure Coding System (HCPCS) J-code (J9161) to aid in obtaining coverage and reimbursement;

-	Partnered to deploy an AI-powered sales and marketing platform to enhance commercial targeting, real-time field execution, and provider engagement; and,

-	Contracted with a leading provider of global commercialization services to supply medical information, pharmacovigilance, revenue cycle management, program management, data and analytics, and channel management services;

●	Raised approximately $61 million in gross proceeds from capital raises:

-	Citius Pharma closed $25 million in gross proceeds from strategic financings during and after the fiscal year end; and,

-	Citius Oncology closed $36 million in gross proceeds from strategic financings during and after the fiscal year end; and,

●	Continued to engage with the FDA on the paths forward for Mino-Lok and Halo-Lido.

Fiscal Year 2025 Financial Highlights

●	Cash and cash equivalents of $4.3 million as of September 30, 2025;

●	Citius Pharma did not report revenues for the year;

●	R&D expenses were $9.2 million for the full year ended September 30, 2025, compared to $11.9 million for the full year ended September 30, 2024;

●	G&A expenses were $18.5 million for the full year ended September 30, 2025, compared to $18.2 million for the full year ended September 30, 2024;

●	Stock-based compensation expense was $10.8 million for the full year ended September 30, 2025, compared to $11.8 million for the full year ended September 30, 2024; and,

●	Net loss was $39.7 million, or ($3.38) per share for the fiscal year ended September 30, 2025 compared to a net loss of $40.2 million, or ($5.97) per share for the full year ended September 30, 2024.

About Citius Oncology, Inc.

Citius Oncology, Inc. (Nasdaq: CTOR) is a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Management estimates the initial market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. For more information, please visit www.citiusonc.com.

About Citius Pharmaceuticals, Inc.

Citius Pharmaceuticals, Inc. (Nasdaq: CTXR) is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. Citius Pharma owns approximately 78% of Citius Oncology. In December 2025, Citius Oncology launched LYMPHIR, a targeted immunotherapy for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, a catheter lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A pivotal Phase 3 trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 trial. Citius Pharma is actively engaged with the FDA to outline next steps for both programs. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Pharma and Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated, and, unless noted otherwise, that apply to Citius Pharma and Citius Oncology, are: our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; our ability to successfully commercialize LYMPHIR and establish a sustainable revenue stream; the estimated markets for LYMPHIR and our product candidates and the acceptance thereof by any market; our ability to secure strategic partnerships and expand international access to LYMPHIR; our ability to use the latest technology to support our commercialization efforts for LYMPHIR; physician and patient acceptance of LYMPHIR in a competitive treatment landscape; our reliance on third-party logistics providers, distributors, and specialty pharmacies to support commercial operations; our ability to educate providers and payers, secure adequate reimbursement, and maintain uninterrupted product supply; post-marketing requirements and ongoing regulatory compliance related to LYMPHIR; the ability of LYMPHIR and our product candidates to impact the quality of life of our target patient populations; risks relating to the results of research and development activities, including those from our existing and any new pipeline assets; our ability to procure cGMP commercial-scale supply; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to maintain Nasdaq’s continued listing standards; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. These risks have been and may be further impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 23, 2025. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2025 AND 2024

	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$4,252,290	$3,251,880
Inventory	22,286,693	8,268,766
Prepaid expenses	1,395,490	2,700,000
Total Current Assets	27,934,473	14,220,646

Operating lease right-of-use asset, net	818,694	246,247

Other Assets:
Deposits	38,062	38,062
In-process research and development	92,800,000	92,800,000
Goodwill	9,346,796	9,346,796
Total Other Assets	102,184,858	102,184,858

Total Assets	$130,938,025	$116,651,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$13,693,692	$4,927,211
License payable	22,650,000	28,400,000
Accrued expenses	4,190,253	17,027
Accrued compensation	3,292,447	2,229,018
Note payable	1,000,000	—
Operating lease liability	88,348	241,547
Total Current Liabilities	44,914,740	35,814,803

Deferred tax liability	7,770,760	6,713,800
Operating lease liability – non current	724,925	21,318
Total Liabilities	53,410,425	42,549,921

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock - $0.001 par value; 250,000,000 and 16,000,000 shares authorized at September 30, 2025 and 2024, respectively; 18,067,744 and 7,247,243 shares issued and outstanding at September 30, 2025 and 2024, respectively	18,068	7,247
Additional paid-in capital	306,336,239	271,440,421
Accumulated deficit	(238,804,129)	(201,370,218)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	67,550,178	70,077,450
Non-controlling interest	9,977,422	4,024,380
Total Equity	77,527,600	74,101,830

Total Liabilities and Equity	$130,938,025	$116,651,751

CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024

	2025	2024
Revenues	$—	$—

Operating Expenses:
Research and development	9,156,474	11,906,601
General and administrative	18,532,843	18,249,402
Stock-based compensation – general and administrative	10,836,291	11,839,678
Total Operating Expenses	38,525,608	41,995,681

Operating Loss	(38,525,608)	(41,995,681)

Other Income (Expense):
Interest income	110,081	758,000
Interest expense	(267,782)	—
Gain on sale of New Jersey net operating losses	—	2,387,842
Total Other Income (Expense), Net	(157,701)	3,145,842

Loss before Income Taxes	(38,683,309)	(38,849,839)
Income tax expense	1,056,960	576,000

Net Loss	(39,740,269)	(39,425,839)
Net loss attributable to non-controlling interest	2,306,358	287,000
Deemed dividend on warrant extension	—	(1,047,312)

Net Loss Applicable to Common Stockholders	$(37,433,911)	(40,186,151)

Net Loss Per Share Applicable to Common Stockholders - Basic and Diluted	$(3.38)	(5.97)

Weighted Average Common Shares Outstanding
Basic and diluted	11,065,225	6,726,999

CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2025 AND 2024

	2025	2024
Cash Flows From Operating Activities:
Net loss	$(39,740,269)	$(39,425,839)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	10,836,291	11,839,678
Issuance of common stock for services	26,600	284,176
Amortization of operating lease right-of-use asset	214,250	208,179
Depreciation	—	1,432
Deferred income tax expense	1,056,960	576,000
Changes in operating assets and liabilities:
Inventory	(12,649,207)	(2,133,871)
Prepaid expenses	(64,210)	(945,389)
Accounts payable	8,766,481	1,999,877
Accrued expenses	4,173,226	(459,273)
Accrued compensation	1,063,429	72,035
Operating lease liability	(236,289)	(218,380)
Net Cash Used In Operating Activities	(26,552,738)	(28,201,375)
Cash Flows From Investing Activities:
License payment	(5,750,000)	(5,000,000)
Net Cash Used In Investing Activities	(5,750,000)	(5,000,000)

Cash Flows From Financing Activities:
Proceeds from note payable and advance from employee	1,300,000	—
Repayment of advance from employee	(300,000)	—
Merger, net	—	(3,831,357)
Net proceeds from common stock offerings	32,303,148	13,803,684
Net Cash Provided By Financing Activities	33,303,148	9,972,327

Net Change in Cash and Cash Equivalents	1,000,410	(23,229,048)
Cash and Cash Equivalents – Beginning of Year	3,251,880	26,480,928
Cash and Cash Equivalents – End of Year	$4,252,290	$3,251,880

Supplemental Disclosures of Cash Flow Information and Non-cash Activities:

IPR&D Milestones included in License Payable	$—	$28,400,000
Net Prepaid Manufacturing transferred to Inventory	$1,368,720	$6,134,895
Operating lease right-of-use asset and liability recorded	$786,697	$—
Interest paid	$187,389	$—